Exhibit 24(b)(8.8) THIRD AMENDMENT TO SELLING AND SERVICES AGREEMENT AND PARTICIPATION AGREEMENT

This Amendment to the Selling and Services Agreement and Participation Agreement
(“Amendment”) is effective as of date set forth below by and between American Beacon
Advisors, Inc. (“AmBeacon”), and ING Life Insurance and Annuity Company (“ING Life”),
ING Institutional Plan Services, LLP (“ING Institutional”), and ING Financial Advisors, LLC
(“ING Financial”)(collectively “ING”)

Whereas, AmBeacon and the Servicing Agent entered into a Selling and Services
Agreement and Participation Agreement dated June 6, 2008, First Amendment dated February 9,
2009 and Second Amendment dated July 14, 2009 (the “Agreement”), regarding the American
Beacon Funds, (the “Funds”) and the parties desire to further amend the Agreement as provided herein;

Now therefore, in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment. Schedule B and Schedule C to the Agreement are hereby deleted and replaced with Schedule B and Schedule C attached hereto.

2.	Ratification and Confirmation of Agreement. Except as specifically set forth herein, the Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

3.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective as of the 25th day of January, 2010.

ING LIFE INSURANCE AND	ING INSTITUTIONAL PLAN SERVICES, LLC
ANNUITY COMPANY

By: /s/ Lisa S. Gilarde	By: /s/ Michelle Sheiowitz, Attorney in Fact
Lisa S. Gilarde	Michelle Sheiowitz, Attorney in Fact
Vice President	Vice President

ING FINANCIAL ADVISORS, LLC	AMERICAN BEACON ADVISORS, INC

By: /s/ Michael J. Pise	By: /s/ Brian E. Brett
Michael Pise	Brian E. Brett
Vice President	Vice President, Sales

SCHEDULE B

List of Available Funds

All Institutional class shares of American Beacon Funds
All Investor class shares of American Beacon Funds
All Advisor class shares of American Beacon Funds
All Retirement class shares of American Beacon Funds
All Y class shares of American Beacon Funds

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SCHEDULE C

FEE SCHEDULE

As compensation for the services ING renders under the Agreement, AmBeacon will pay a fee to ING Financial equal to an annual basis the rate set forth below multiplied by the average daily value of the assets in ING accounts in the Funds.

	Service	12b-1 Fees	Total Fees
Fund	Fees
American Beacon Funds-Institutional Class	%	%	%
American Beacon Funds-Investor Class	%	%	%
American Beacon Funds-Advisor Class	%	%	%
American Beacon Funds-Retirement Class	%	%	%
American Beacon Funds-Y Class	%	%	%

Dated: January 25, 2010

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